EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:     The  World  Golf  League,  Inc.


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 12, 2004 relating to the financial statements of The World Golf League, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                         /s/ HAM, LANGSTON & BREZINA, LLP
                         --------------------------------
                         Ham, Langston & Brezina LLP




Houston,  Texas
August 4,  2004



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